                                                                    EXHIBIT 23-2
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                        Consent of Independent Auditors
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The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our report dated March 27, 1995, relating to the combined balance sheets of TCI Group (a combination of certain assets of Tele-Communications, Inc. and its affiliate, Liberty Media Corporation) as of December 31, 1994 and 1993, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included in Tele-Communications, Inc.'s Proxy Statement/Prospectus, dated June 29, 1995 (Registration No. 33-59657). Our report refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

                                                 /s/ KPMG PEAT MARWICK LLP
                                                 KPMG Peat Marwick LLP


Denver, Colorado
November 30, 1995